Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 20, 2017 (GLOBE NEWSWIRE) – Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 7.2% increase in net income to $9.1 million, or 17 cents per diluted share, for the second quarter ended June 30, 2017, from $8.5 million, or 16 cents per diluted share, for the second quarter of 2016. Net income increased 3.8% to $17.4 million, or 32 cents per diluted share, for the first six months of 2017 from $16.7 million, or 31 cents per diluted share, for the 2016 six-month period.

Operating revenue increased to $171.5 million for the second quarter of 2017 from $166.1 million for the second quarter of 2016, and increased to $344.7 million for the first six months of 2017 from $328.0 million for the 2016 six-month period. Operating revenue, net of fuel surcharges, improved 2.0% to $155.9 million for the 2017 quarter from $152.9 million for the 2016 quarter, and improved 2.5% to $312.5 million for the 2017 six-month period from $304.8 million for the 2016 six-month period. Fuel surcharge revenue increased to $15.6 million for the 2017 quarter from $13.2 million for the 2016 quarter, and increased to $32.2 million for the first six months of 2017 from $23.3 million for the 2016 six-month period.

Operating expenses as a percentage of operating revenue improved to 90.9% for the second quarter of 2017 from 91.1% for the second quarter of 2016. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 90.0% for the second quarter of 2017 from 90.3% for the second quarter of 2016.

Operating expenses as a percentage of operating revenue was 91.4% for the 2017 six-month period and 91.2% for the 2016 six-month period. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.6% for the 2017 six-month period and 90.5% for the 2016 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our growth in revenue and profitability driven by our continued disciplined execution of Marten’s unique multifaceted business model. Excluding the one-time facility disposition gain in our first quarter of 2015, we earned the highest net income in our history in this quarter and achieved our best operating ratio, net of fuel surcharges, over the last ten quarters. With our dedicated and experienced workforce and our diversified transportation service solutions, we are confident in our ability to capitalize on further profitable growth opportunities across all of our business units.”

On July 7, 2017, we effected a five-for-three stock split of our common stock, $.01 par value, in the form of a 66 ⅔% stock dividend. Our consolidated condensed financial statements have been adjusted to give retroactive effect to the stock split for all periods presented.

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 933 dry trailers operating as of June 30, 2017. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$10,058	$488
Receivables:
Trade, net	67,174	69,199
Other	5,657	4,436
Prepaid expenses and other	17,635	19,307
Total current assets	100,524	93,430

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	775,149	759,553
Accumulated depreciation	(206,943)	(201,728)
Net property and equipment	568,206	557,825
Other assets	1,854	2,493
Total assets	$670,584	$653,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$46,103	$41,230
Insurance and claims accruals	21,811	19,440
Total current liabilities	67,914	60,670
Long-term debt	-	7,886
Deferred income taxes	148,046	147,854
Total liabilities	215,960	216,410

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 54,514,421 shares at June 30, 2017, and 54,391,525 shares at December 31, 2016, issued and outstanding	545	544
Additional paid-in capital	75,740	74,175
Retained earnings	378,339	362,619
Total stockholders’ equity	454,624	437,338
Total liabilities and stockholders’ equity	$670,584	$653,748

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2017	2016	2017	2016

Operating revenue	$171,511	$166,090	$344,670	$328,019

Operating expenses (income):
Salaries, wages and benefits	56,715	56,196	113,115	111,026
Purchased transportation	27,516	26,187	56,878	54,222
Fuel and fuel taxes	25,007	23,930	50,963	43,560
Supplies and maintenance	10,541	10,908	21,531	21,407
Depreciation	21,306	20,368	42,689	40,415
Operating taxes and licenses	2,252	2,250	4,499	4,435
Insurance and claims	8,848	7,696	17,762	15,051
Communications and utilities	1,487	1,497	3,068	3,117
Gain on disposition of revenue equipment	(1,871)	(2,703)	(2,974)	(4,137)
Other	4,141	4,985	7,632	10,022

Total operating expenses	155,942	151,314	315,163	299,118

Operating income	15,569	14,776	29,507	28,901

Other	125	237	266	452

Income before income taxes	15,444	14,539	29,241	28,449

Provision for income taxes	6,303	6,008	11,886	11,725

Net income	$9,141	$8,531	$17,355	$16,724

Basic earnings per common share	$0.17	$0.16	$0.32	$0.31

Diluted earnings per common share	$0.17	$0.16	$0.32	$0.31

Dividends declared per common share	$0.015	$0.015	$0.03	$0.03

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$84,480	$85,103	$(623)	(0.7)%
Truckload fuel surcharge revenue	10,434	8,933	1,501	16.8
Total Truckload revenue	94,914	94,036	878	0.9

Dedicated revenue, net of fuel surcharge revenue	38,601	36,654	1,947	5.3
Dedicated fuel surcharge revenue	2,901	2,621	280	10.7
Total Dedicated revenue	41,502	39,275	2,227	5.7

Intermodal revenue, net of fuel surcharge revenue	16,877	16,118	759	4.7
Intermodal fuel surcharge revenue	2,238	1,664	574	34.5
Total Intermodal revenue	19,115	17,782	1,333	7.5

Brokerage revenue	15,980	14,997	983	6.6

Total operating revenue	$171,511	$166,090	$5,421	3.3%

Operating income:
Truckload	$7,511	$6,951	$560	8.1%
Dedicated	5,074	5,134	(60)	(1.2)
Intermodal	2,040	1,822	218	12.0
Brokerage	944	869	75	8.6
Total operating income	$15,569	$14,776	$793	5.4%

Operating ratio:
Truckload	92.1%	92.6%
Dedicated	87.8	86.9
Intermodal	89.3	89.8
Brokerage	94.1	94.2

Consolidated operating ratio	90.9%	91.1%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$169,291	$168,045	$1,246	0.7%
Truckload fuel surcharge revenue	21,281	16,045	5,236	32.6
Total Truckload revenue	190,572	184,090	6,482	3.5

Dedicated revenue, net of fuel surcharge revenue	75,500	72,164	3,336	4.6
Dedicated fuel surcharge revenue	6,279	4,208	2,071	49.2
Total Dedicated revenue	81,779	76,372	5,407	7.1

Intermodal revenue, net of fuel surcharge revenue	33,688	31,972	1,716	5.4
Intermodal fuel surcharge revenue	4,613	3,011	1,602	53.2
Total Intermodal revenue	38,301	34,983	3,318	9.5

Brokerage revenue	34,018	32,574	1,444	4.4

Total operating revenue	$344,670	$328,019	$16,651	5.1%

Operating income:
Truckload	$13,485	$13,891	$(406)	(2.9)%
Dedicated	9,561	9,458	103	1.1
Intermodal	4,189	3,751	438	11.7
Brokerage	2,272	1,801	471	26.2
Total operating income	$29,507	$28,901	$606	2.1%

Operating ratio:
Truckload	92.9%	92.5%
Dedicated	88.3	87.6
Intermodal	89.1	89.3
Brokerage	93.3	94.5

Consolidated operating ratio	91.4%	91.2%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Truckload Segment:
Revenue (in thousands)	$94,914	$94,036	$190,572	$184,090
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,467	$3,444	$3,441	$3,405
Average tractors(1)	1,875	1,901	1,903	1,898
Average miles per trip	589	625	602	634
Non-revenue miles percentage(2)	9.0%	9.1%	9.3%	9.3%
Total miles (in thousands)	45,736	46,290	91,796	90,761

Dedicated Segment:
Revenue (in thousands)	$41,502	$39,275	$81,779	$76,372
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,488	$3,431	$3,475	$3,403
Average tractors(1)	851	822	840	816
Average miles per trip	292	302	296	308
Non-revenue miles percentage(2)	0.7%	0.8%	0.7%	0.8%
Total miles (in thousands)	19,357	18,951	37,936	37,472

Intermodal Segment:
Revenue (in thousands)	$19,115	$17,782	$38,301	$34,983
Loads	9,793	8,755	19,377	17,451
Average tractors	81	77	79	77

Brokerage Segment:
Revenue (in thousands)	$15,980	$14,997	$34,018	$32,574
Loads	11,578	11,428	24,932	24,379

At June 30, 2017 and June 30, 2016:
Total tractors(1)	2,711	2,785
Average age of company tractors (in years)	1.5	1.6
Total trailers	4,925	4,856
Average age of company trailers (in years)	2.8	2.7
Ratio of trailers to tractors(1)	1.8	1.7

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2017	2016	2017	2016

Net cash provided by operating activities	$27,546	$25,086	$65,220	$80,151
Net cash (used for) investing activities	(26,003)	(30,125)	(46,965)	(39,678)
Net cash provided by (used for) financing activities	(550)	4,091	(8,685)	(40,699)

Weighted average shares outstanding:
Basic	54,493	54,069	54,459	54,079
Diluted	54,802	54,389	54,772	54,391

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 63 and 77 tractors as of June 30, 2017 and 2016, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.